Exhibit 13.1

Certification
Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Prime Acquisition Corp. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2010 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 12, 2011
By:	/s/ Diana Chia-Huei Liu
Diana Chia-Huei Liu
Chief Executive Officer and Chairman
(Principal Executive Officer)

Date: July 12, 2011
By:	/s/ William Tsu-Cheng Yu
William Tsu-Cheng Yu
Chief Financial Officer
(Principal Financial and Accounting Officer)